                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 6, 1998, accompanying the consolidated financial statements and included in the Annual Report of INRAD, Inc. on Form 10K for the year ended December 31, 1997. We hearby consent to the incorporation by reference of said report in the Registration Statement of INRAD, Inc. on Form S-8 SEC File No. 333-17883, effective December 13, 1996).

GRANT THORNTON LLP

New York, New York
March 6, 1998